Exhibit 99.1

Grant Park Fund Weekly Commentary For the Week Ended January 28, 2011

Current Month			Performance* (Subject to verification)					Risk Metrics* (Feb 2006 – Jan 2011)
Class	Week ROR	MTD Jan 2011	YTD	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.1%	-1.4%	-1.4%	11.9%	3.1%	5.9%	6.0%	5.9%	12.7%	-16.5%	0.5%	0.8%
B**	0.1%	-1.4%	-1.4%	11.2%	2.3%	5.1%	N/A	5.1%	12.7%	-17.1%	0.5%	0.7%
Legacy 1***	0.2%	-1.2%	-1.2%	13.7%	N/A	N/A	N/A	0.7%	11.1%	-10.9%	0.1%	0.1%
Legacy 2***	0.2%	-1.2%	-1.2%	13.3%	N/A	N/A	N/A	0.4%	11.0%	-11.1%	0.1%	0.1%
Global 1***	-0.3%	-1.3%	-1.3%	10.1%	N/A	N/A	N/A	-1.6%	10.5%	-13.3%	-0.1%	-0.2%
Global 2***	-0.3%	-1.4%	-1.4%	9.7%	N/A	N/A	N/A	-1.9%	10.4%	-13.5%	-0.1%	-0.2%
Global 3***	-0.3%	-1.5%	-1.5%	7.8%	N/A	N/A	N/A	-3.8%	10.5%	-14.6%	-0.3%	-0.5%

S&P 500 Total Return Index****	-0.5%	1.6%	1.6%	21.3%	-0.3%	2.1%	1.2%	2.1%	17.8%	-51.0%	0.2%	0.2%

Barclays Capital U.S. Long Gov Index****	1.0%	-1.5%	-1.5%	5.1%	4.2%	5.6%	6.5%	5.6%	11.3%	-12.3%	0.5%	0.8%

*	Performance metrics are calculated using January 2011 month-to-date performance estimates.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Exposure	Exposure	Exposure	Exposure	Exposure	Exposure	Exposure	Exposure	Exposure	Exposure
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	22%	Long	Corn	3.6%	Long	17%	Long	Corn	3.1%	Long
			Sugar	2.9%	Long			Sugar	2.8%	Long
Currencies	23%	Short $	Euro	3.1%	Long	28%	Short $	Euro	6.0%	Long
			Australian Dollars	2.4%	Long			Australian Dollars	3.4%	Long
Energy	13%	Long	Gas Oil	3.1%	Long	15%	Long	Gas Oil	3.4%	Long
			Brent Crude Oil	2.5%	Long			Brent Crude Oil	2.7%	Long
Equities	16%	Long	Eurostoxx Index	2.7%	Long	19%	Long	Eurostoxx Index	5.3%	Long
			Dax Index	2.3%	Long			Dax Index	2.6%	Long
Fixed Income	14%	Long	Eurodollars	2.2%	Long	14%	Long	U.S. 5-Year Treasury Notes	2.4%	Long
			Euribor	1.7%	Short			Euribor	1.3%	Short
Metals	12%	Long	Copper	3.5%	Long	7%	Long	Nickel	1.5%	Long
			Nickel	2.1%	Long			Copper	1.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market

Ag/Softs	Corn markets fell on reports of improving weather conditions in Argentina and reports of decreased ethanol production weighed on prices. Lean hogs prices reached six-month highs due to speculation that an outbreak of foot-and-mouth disease in South Korea will boost U.S. exports.
Currencies	The Swiss franc strengthened against counterparts due to its role as a safe-haven currency. Escalating tensions in Egypt created uncertainty and caused investors to seek positions in safer assets. The New Zealand dollar rallied following optimistic comments from the Reserve Bank of New Zealand. In the UK, the British pound declined against major currencies because of weak consumer confidence and recent GDP data that showed a contraction of the UK economy.
Energy	Natural gas prices fell nearly 9% on speculation that natural gas inventories could reach all-time highs by the end of 2011. Moderate weather forecasts in the U.S. also added to the decline in natural gas prices.
Equities	Japanese equity markets rallied following forecasts for strong earnings reports for the fourth quarter of 2010. The U.S. equity market did not fare as well, as reports that several key U.S. firms would be report weak earnings estimates. Also adding to the decline in U.S. equities was decreased risk appetite caused by uncertainty surrounding the economic impact of unrest in Egypt.
Fixed Income	Overall, U.S. Treasury markets climbed last week as weaker-than-expected U.S. jobless claims and durable goods data lifted demand for safe-haven debt instruments. European fixed-income markets also moved higher, propelled by uncertainty surrounding Egypt and weak European economic data.
Metals	Industrial metals markets moved higher following the release of better-than-expected U.S. new-home sales data for December. Copper prices rallied nearly 2% on speculation future demand will outpace supply. In the precious metals markets, investors drove the price of silver higher in an attempt to reduce risk in their portfolios after declines in the U.S. and European equity markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability. The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy. The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.